Exhibit 99.1

Checkpoint Therapeutics Reports First Quarter 2018 Financial Results and Recent Corporate Highlights

New York, NY – May 10, 2018 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2018.

James F. Oliviero, President and Chief Executive Officer of Checkpoint, said, “In the first quarter of 2018, Checkpoint continued to execute on milestones to advance the development of our lead immuno-oncology and targeted therapy clinical programs, while also strengthening our financial position. Notably, we completed an underwritten public offering in March, raising net proceeds of $20.8 million to continue to fund our development programs, and initiated the first dose expansion cohorts in the Phase 1 trials of CK-301, our fully human anti-PD-L1 antibody, and CK-101, our third-generation EGFR inhibitor. We look forward to reporting initial data from these expansion cohorts in the second half of 2018, and are targeting the initiation of our first registration trial for CK-301 in first-line non-small cell lung cancer in the first quarter of 2019.”

Financial Results:

•	Cash Position: As of March 31, 2018, Checkpoint’s cash and cash equivalents totaled $34.9 million, compared to $19.2 million at December 31, 2017, an increase of $15.7 million.
•	R&D Expenses: Research and development expenses for the first quarter of 2018 were $6.9 million, compared to $3.7 million for the first quarter of 2017, an increase of $3.2 million.
•	G&A Expenses: General and administrative expenses for the first quarter of 2018 were $2.2 million, compared to $1.4 million for the first quarter of 2017, an increase of $0.8 million.
•	Net Loss: Net loss attributable to common stockholders for the first quarter of 2018 was $8.8 million, or $0.35 per share, compared to a net loss of $4.4 million, or $0.20 per share, for the first quarter of 2017.

Recent Corporate Highlights:

•	In March 2018, Checkpoint completed an underwritten public offering that raised net proceeds of $20.8 million.
•	Also in March 2018, Checkpoint completed the dose escalation portion of the ongoing Phase 1 clinical trial of CK-301, a fully human anti-PD-L1 antibody, in selected recurrent or metastatic cancers, and initiated the first dose expansion cohort, which is evaluating an 800 mg dose of CK-301 administered every two weeks.
•	In April 2018, Checkpoint presented preclinical data on BET inhibitor CK-103 at the American Association for Cancer Research Annual Meeting. CK-103 demonstrated combinatorial effects in an in vivo model with anti-PD-1 antibodies, which may support its development as an anti-cancer agent alone and in combination with Checkpoint’s anti-PD-L1 antibody CK-301.

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Checkpoint is currently evaluating its lead product candidate, CK-301, an anti-PD-L1 antibody licensed from the Dana-Farber Cancer Institute, in a Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers. Checkpoint plans to develop CK-301 as a treatment for patients with non-small cell lung cancer (“NSCLC”) and other solid tumors. In addition, Checkpoint is evaluating its small-molecule, targeted anti-cancer agent, CK-101, in the Phase 1 portion of a Phase 1/2 clinical trial for the treatment of patients with epidermal growth factor receptor (“EGFR”) mutation-positive NSCLC. Checkpoint’s pipeline also includes antibodies that target glucocorticoid-induced TNFR-related protein (“GITR”) and carbonic anhydrase IX (“CAIX”), in addition to oral, small-molecule, targeted anti-cancer agents that inhibit bromodomain and extra-terminal (“BET”) proteins and poly (ADP-ribose) polymerase (“PARP”). Checkpoint is a majority-controlled subsidiary of Fortress Biotech, Inc., and is headquartered in New York City. For more information, visit www.checkpointtx.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) (NASDAQ: FBIO) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain of its subsidiary companies, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensing arrangements, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contact:

Jaclyn Jaffe

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations Contact:

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com

CHECKPOINT THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2018	2017
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$34,863	$19,225
Prepaid expenses and other assets	1,222	1,857
Other receivables - related party	344	331
Total current assets	36,429	21,413
Total Assets	$36,429	$21,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$7,000	$5,762
Accounts payable and accrued expenses - related party	530	610
Total current liabilities	7,530	6,372
Total Liabilities	7,530	6,372

Commitments and Contingencies

Stockholders' Equity
Common Stock ($0.0001 par value), 50,000,000 shares authorized
Class A common shares, 7,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017	1	1
Common shares, 25,015,088 and 18,512,429 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	3	2
Common stock issuable, 0 and 591,836 shares as of March 31, 2018 and December 31, 2017, respectively	-	2,296
Additional paid-in capital	96,690	71,772
Accumulated deficit	(67,795)	(59,030)
Total Stockholders’ Equity	28,899	15,041
Total Liabilities and Stockholders’ Equity	$36,429	$21,413

CHECKPOINT THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the three months ended March 31,
	2018	2017
Revenue - related party	$343	$693

Operating expenses:
Research and development	6,932	3,704
General and administrative	2,194	1,403
Total operating expenses	9,126	5,107
Loss from operations	(8,783)	(4,414)

Other income
Interest income	18	31
Total other income	18	31
Net Loss	$(8,765)	$(4,383)

Loss per Share:
Basic and diluted net loss per common share outstanding	$(0.35)	$(0.20)

Basic and diluted weighted average number of common shares outstanding	24,751,550	22,059,409